EXHIBIT 23 A
                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in Registration Statement number 33-19048-NY on Form SB-2 of our report dated October 13, 2005 with respect to the financial statements and schedule of Murray United Development Corp. included in its annual reports on Form 10-KSB for the fiscal years ended July 31, 2004 and 2005 filed with the Securities and Exchange Commission.

/s/ Blanchfield, Kober And Company P.C.

Hauppauge, New York
October 28, 2005